Exhibit 4.3

                 Specimen Series E Preferred Stock Certificate.



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                                                 VOID AFTER , 2002

                                       SERIES E PREFERRED STOCK CERTIFICATE

No.

                                        PLAY CO. TOYS & ENTERTAINMENT CORP.


THIS IS TO CERTIFY THAT


is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES E PREFERRED STOCK OF $.01 PAR VALUE EACH OF

                                        Play Co. Toys & Entertainment Corp.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:                        Play Co. Toys & Entertainment Corp.

BY:                                                           BY:

(Facsimile Signature), Chief Financial Officer(Facsimile Signature), President


COUNTERSIGNED

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent


BY
                           , Authorized Officer